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                                                                       Exhibit b


                    MADISON HARBOR BALANCED STRATEGIES, INC.
                            (a Maryland Corporation)


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                                     BYLAWS

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                     As adopted by the Board of Directors on
                                December 17, 2003

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                                    ARTICLE I

                                     OFFICES

     SECTION 1. OFFICE. The principal office of the Corporation within the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore City, Maryland 21202. The Corporation shall also maintain an office in the State of New York in The Chrysler Building, 405 Lexington Avenue, 49th Floor, New York, NY 10174.

     SECTION 2. ADDITIONAL OFFICES The Corporation may also have offices at such other places, both within and without the State of Maryland, as the Board of Directors (the "Board") may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

     SECTION 1. ANNUAL MEETING. The Corporation shall not be required to hold an annual meeting of its shareholders in any year unless the Investment Company Act of 1940, as amended (the "1940 Act"), requires an election of directors by shareholders. In the event that the Corporation shall be so required to hold an annual meeting, such meeting shall be designated as the "Annual Meeting" of Shareholders for that year and shall be held within 120 days after the occurrence of an event requiring the election of directors. The date of an Annual Meeting shall be set by appropriate resolution of the Board, and Shareholders shall vote on the election of directors and transact any other business as may properly be brought before the Annual Meeting.

     SECTION 2. SPECIAL MEETING. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board , the President or the Secretary at the request in writing of a majority of the Board. Unless otherwise prescribed by statute or by the Articles of Incorporation, and except as expressly set forth below, the Secretary shall call a special meeting at the request in writing of Shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Such request by Shareholders shall state the purpose or purposes of such meeting and the matters to be acted on thereat. If the request is made by a majority of the Shareholders entitled to cast votes at a meeting, the Secretary shall inform such Shareholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and, upon payment to the Corporation of such costs by such Shareholders, the Secretary shall give notice stating the purpose or purposes of the meeting, as required by these Bylaws, to all Shareholders entitled to notice of such meeting.

     SECTION 3. NOTICE OF MEETINGS; ADJOURNMENTS. A written notice of all Annual Meetings of Shareholders stating the hour, date and place of such Annual Meetings and, to the extent required by the Maryland General Corporation Law, the purpose for which the meeting has been called shall be given by the Secretary or an Assistant Secretary (or other person authorized by these Bylaws or by law) not less than 10 days nor more than 90 days before the meeting, unless any provisions of the Maryland General Corporation Law prescribe a different

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period of notice, to each Shareholders entitled to vote thereat or to each
Shareholders who, under the Articles of Incorporation, as amended from time to time or under these Bylaws, is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, addressed to such Shareholders at the address of such Shareholders as it appears on the Corporation's stock transfer books or by any other means permitted by Maryland law. Such notice shall be deemed to be delivered when hand delivered to such address or if mailed, when deposited in the mail so addressed, with postage prepaid.

     Notice of all special meetings of Shareholders shall be given in the same manner as provided for Annual Meetings of the Shareholders, except that the written notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

     Notice of an annual or special meeting of Shareholders need not be given to a Shareholders if a written waiver of notice is executed before or after such meeting by such Shareholders, or if such Shareholders attends such meeting in person or by proxy. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of Shareholders need be specified in any written waiver of notice.

     Any previously scheduled meeting of the Shareholders may be postponed, and any special meeting of the Shareholders may be canceled, by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting of Shareholders. When any annual or special meeting of Shareholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned; PROVIDED, HOWEVER, that if the adjournment is to a date more than 120 days after the original record date, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of the original meeting to each Shareholders of record entitled to vote thereat on notice thereof.

     SECTION 4. QUORUM. Except as otherwise provided by law, Shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting, represented in person or by proxy, shall constitute a quorum at any annual or special meeting of Shareholders; but if less than a quorum is present at a meeting, Shareholders present or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 3 of this Article II. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The Shareholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

     SECTION 5. VOTING AND PROXIES. Shareholders shall have one vote for each Share entitled to vote owned by them of record according to the books of the Corporation, unless otherwise provided by law or by the Articles of Incorporation. Shareholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. Proxies shall be filed with the Secretary of the meeting before being voted. Except as otherwise limited therein, proxies shall entitle the

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persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy purporting to be executed by or on behalf of a Shareholders shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

     SECTION 6. ACTION AT MEETING. When a quorum is present, any matter before any annual or special meeting of Shareholders shall be decided by vote of the holders of a majority of the Shares voting on such matter, except where a larger vote is required by law, by the Articles of Incorporation or by these Bylaws. Any election of directors by Shareholders shall be determined by a majority of the votes cast, except where a larger vote is required by law, by the Articles of Incorporation, or by these Bylaws. The Corporation shall not directly or indirectly vote any Shares of its own stock except as to Shares which it holds in a fiduciary capacity or except as otherwise permitted by law. An abstention shall not be deemed a vote cast.

     SECTION 7. INSPECTORS OF ELECTION. The Board by resolutions may appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at a meeting of Shareholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed by the Board to act or is able to act at a meeting of Shareholders, the Chairman of the meeting may appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the Shareholders will vote at a meeting.

     SECTION 8. LIST OF SHAREHOLDERS ENTITLED TO VOTE. The Secretary shall make, or shall cause to be made, at least ten (10) days before every meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Shareholder and the number of Shares registered in the name of each Shareholder. Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Shareholder who is present.

     SECTION 9. SHAREHOLDERS' CONSENT IN LIEU OF MEETING. Unless otherwise provided in the Articles of Incorporation, any action required by law to be taken at any annual or special meeting of Shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such Shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding Shares of stock entitled to vote thereon and shall be delivered to the Corporation by delivery to its registered office in the State of Maryland, its principal place of business, or an officer or agent of the Corporation having custody of the

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book in which proceedings of meetings of Shareholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each Shareholders who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 9 of this Article II to the Corporation, written consents and, to the extent applicable, waivers signed by each applicable Shareholders are delivered to the Corporation by delivery to its registered office in the State of Maryland, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Shareholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

     SECTION 10. PRESIDING OFFICER. The presiding officer at all annual or special meetings of Shareholders shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 3 and 4 of this Article II. The order of business and all other matters of procedure at any meeting of the Shareholders shall be determined by the presiding officer.

                                   ARTICLE III

                                    DIRECTORS

     SECTION 1. POWERS. All of the powers of the Corporation shall be exercised by or under the direction of the Board except as otherwise provided by the Articles of Incorporation or required by law.

     SECTION 2. NUMBER, TERMS AND DISINTERESTED DIRECTORS. The number of Directors of the Corporation shall be five and may be increased or decreased pursuant to the following provisions, but shall never be greater than nine or fewer than three. A majority of the entire Board may, at any time and from time to time, increase or decrease the number of directors of the Corporation, subject to the foregoing limitation. The Directors shall be elected by a majority of all the votes cast at an Annual Meeting of the Shareholders, except as provided in Section 4 of this Article. Each Director (whether elected or appointed) shall hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified, or until his earlier death, resignation, or removal. At all times, the Board shall be composed of a minority of interested persons as defined in Section 2(a)(19) of the 1940 Act (the "Interested Directors") and a majority of persons who are not Interested Directors (the "Disinterested Directors").

     SECTION 3. DIRECTOR NOMINATIONS. Nomination of candidates for election as Directors of the Corporation at any Annual Meeting of Shareholders may be made
(a) by, or at the direction of, a majority of the Board, provided that, nominations for Disinterested Directors shall be made by the Nominating Committee (as described herein), or (b) by any Shareholders entitled to vote at such Annual Meeting. Only persons nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as Directors at an Annual Meeting of Shareholders.

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     Nominations, other than those made by, or at the direction of, the Board and/or the Nominating Committee, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section. To be timely, a Shareholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation not more than 30 days after the date of the Notice that an Annual Meeting has been scheduled. Such Shareholder's notice shall set forth (a) as to each person whom the Shareholders proposes to nominate for election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, and (iii) the class and number of Shares of the Corporation's capital stock which are beneficially owned by such person on the date of such Shareholders notice. At the request of the Board , any person nominated by, or at the direction of, the Board for election as a Director at an Annual Meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a Shareholder's notice of nomination which pertains to the nominee. The Board may reject any nomination by a Shareholders not timely made in accordance with the requirements of this Section.

     No person shall be elected by the Shareholders as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section. Election of Directors at the Annual Meeting need not be by written ballot, unless otherwise provided by the Board or presiding officer at such Annual Meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as Directors at the Annual Meeting in accordance with the procedures set forth in this Section shall be provided for use at the Annual Meeting.

     SECTION 4. VACANCIES. Any vacancy occurring in the Board for any cause other than by reason of an increase in the number of directors may, unless otherwise provided in these Bylaws, be filled by a majority of the remaining members of the Board , although such majority is less than a quorum, subject to the limitation that any vacancies for Disinterested Directors must be filled by a majority of the remaining Disinterested Directors. Any vacancy occurring by reason of an increase in the number of the directors may, unless otherwise provided in these Bylaws, be filled by action of a majority of the directors constituting the entire Board, along with a majority of the Disinterested Directors if the vacancy is for a Disinterested Director. If there are no directors in office, any officer or Shareholders may call a special meeting of Shareholders in accordance with the provisions of the Articles of Incorporation or these Bylaws, at which meeting such vacancies shall be filled.

     SECTION 5. REMOVAL. Except as otherwise provided by law or the Articles of Incorporation, at any meeting of Shareholders at which a quorum is present, the Shareholders may, by the affirmative vote of the holders of not less than two-thirds of the Shares, remove any Director or Directors from office, but only if there is cause to do so, and may elect a successor or successors to fill any resulting vacancy or vacancies.

     SECTION 6. RESIGNATION. A Director may resign at any time by giving written notice to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

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     SECTION 7. REGULAR MEETINGS. The regular annual meeting of the Board shall be held, without other notice than this Bylaw, at the Corporation's office in New York City. Other regular meetings of the Board may be held at such hour, date and place as the Board may by resolution from time to time determine without other notice than such resolution.

     SECTION 8. SPECIAL MEETINGS. Special meetings of the Board may be called, orally or in writing, by or at the request of a majority of the Directors, the Chairman of the Board, if one is elected, or the President. The person calling any such special meeting of the Board may fix the hour, date and place thereof.

     SECTION 9. NOTICE OF MEETINGS. Notice of the hour, date and place of all special meetings of the Board shall be given to each Director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board shall be given to each Director in person or by telephone, electronic mail, facsimile transmission or by telegram sent to his business or home address at least 24 hours in advance of the meeting, or by written notice mailed to his business or home address at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such Director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, upon transmission of the message by electronic mail, upon completion of transmission of a facsimile message and receipt of a completed answer back indicating receipt or when delivered to the telegraph company if sent by telegram.

     When any Board meeting, either regular or special, is adjourned for more than 30 days, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for 30 days or less or of the business to be transacted at such meeting, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

     A written waiver of notice executed before or after a meeting by a Director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting. Except as otherwise required by law, by the Articles of Incorporation or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.

     SECTION 10. QUORUM. At any meeting of the Board, a majority of the Directors then in office shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 9 of this Article. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

     SECTION 11. ACTION AT MEETING. At any meeting of the Board at which a quorum is

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present a majority of the Directors may take any action on behalf of the Board, unless otherwise required by law, by the Articles of Incorporation or these Bylaws.

     SECTION 12. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing. Such written consent shall be filed with the records of the proceedings of the Board and shall be treated for all purposes as a vote at a meeting of the Board.

     SECTION 13. MANNER OF PARTICIPATION. Members of the Board or of committees elected by the Board pursuant to Section 14 of this Article may participate in meetings of the Board or of such committees by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Bylaws.

     SECTION 14. COMMITTEES. The members of the Board shall serve on one or more committees, which may include the Audit Committee, Nomination Committee, and other committees as may formed by resolutions adopted by a majority of the entire Board. The Audit Committee and Nomination Committee shall all be composed of those members of the Board who are Disinterested Directors. The Board may delegate to the committees some or all of its powers except those which by law, by the Articles of Incorporation or by these Bylaws, may not be delegated. Except as the Board may otherwise determine or as required by law, by the Articles of Incorporation, or these Bylaws, any such committee may make rules for conduct of its business, but unless otherwise provided by the Board or in such rules, its business shall be conducted so far as possible in the same manner as is provided by the Articles of Incorporation and by these Bylaws for the Board. The Board may abolish any such committee, other than the Audit Committee, at any time. Any committee to which the Board delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board shall have power to rescind any action of any committee, other than the Audit Committee, but no such rescission shall have retroactive effect.

     The Audit Committee shall have and may exercise those rights, powers and authority of the Board as may from time to time be granted to it by the Board; provided, however, that in addition to any such rights, powers or authority, the Audit Committee shall: (i) recommend to the full Board auditors to be retained for the Fund's fiscal year; (ii) meet with the Fund's independent auditors as necessary; (iii) review and approve the fees charged by the auditors for audit and non-audit services; and (iv) report to the full Board on a regular basis and to make recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

     SECTION 15. COMPENSATION OF DIRECTORS. Each member of the Board who is not an Interested Director shall receive such compensation as may be determined from time-to-time by the Board. Members of the Board are also entitled to reimbursement of their actual out-of-pocket expenses incurred in connection with their attendance at meetings of the Board. The Corporation does not maintain any retirement or other benefit plan for its directors.

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                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. ENUMERATION. The officers of the Corporation shall consist of a President, a Treasurer, and a Secretary, and may consist of a Chief Executive Officer, a Chief Investment Officer, one or more Investment Officer(s)and such other officers, as the Board may determine, including without limitation a Chairman of the Board, one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board may determine.

     SECTION 2. ELECTION AND APPOINTMENT. At the regular Annual Meeting of the Board, the Board shall elect the President, the Chief Executive Officer, the Treasurer, the Secretary, and the Chief Financial Officer. Other officers may be appointed by the Board at such regular annual meeting of the Board or at any other regular or special meeting or appointed by the Chief Executive Officer.

     SECTION 3. QUALIFICATION. No officer need be a Shareholders or a Director; PROVIDED, HOWEVER, that the Chief Executive Officer shall be a Director. Any person may occupy more than one office of the Corporation at any time except the offices of President and Vice President. Any officer may be required by the Board to give bond, at the Corporation's expense, for the faithful performance of his duties in such amount and with such sureties as the Board may determine.

     SECTION 4. TENURE. Except as otherwise provided by the Articles of Incorporation or by these Bylaws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board and until his successor is elected and qualified or until his earlier resignation or removal. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board may, however, authorize the Corporation to enter into an employment contract with any officer in accordance with law, but no such contract right shall prohibit the right of the Board to remove any officer at any time in accordance with Section 6 of this Article.

     SECTION 5. RESIGNATION. Any officer may resign by delivering his written resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     SECTION 6. REMOVAL. If the Board in its judgment finds that the best interests of the Corporation will be served, the Board may remove any officer by the affirmative vote of a majority of the Directors then in office. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 7. ABSENCE OR DISABILITY. In the event of the absence or disability of any officer, the Board may designate another officer to act temporarily in place of such absent or disabled officer.

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     SECTION 8. VACANCIES. Any vacancy in any office may be filled for the unexpired portion of the term by the Board.

     SECTION 9. CHIEF EXECUTIVE OFFICER. The President shall be the Chief Executive Officer, unless the Board shall elect another officer to be the Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board, have general supervision and control of the Corporation's business and shall preside, when present, at all meetings of the Shareholders.

     SECTION 10. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board. If the Chairman of the Board is absent, the President shall preside at meetings of the Board. If the Chairman of the Board is not the Chief Executive Officer and in the absence of the Chief Executive Officer, the Chairman of the Board shall preside, when present, at all meetings of the Shareholders. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board may from time to time designate. If the Chairman of the Board is not the Chief Executive Officer, he shall also have such powers and perform such duties as the Chief Executive Officer may from time to time designate.

     SECTION 11. PRESIDENT. In the absence of the Chairman of the Board, the President shall preside, when present, at all meetings of the Board. If the President is not the Chief Executive Officer or Chairman of the Board and in the absence of such persons, the President shall preside, when present, at all meetings of the Shareholders. If the President is not the Chief Executive Officer, he shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time designate.

     SECTION 12. VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS. Any Vice President (including any Executive Vice President or Senior Vice President) and Assistant Vice President shall have such powers and shall perform such duties as the Board or the Chief Executive Officer may from time to time designate.

     SECTION 13. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall, subject to the direction of the Board and except as the Board or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have such other duties and powers as may be designated from time to time by the Board or the Chief Executive Officer. The office of the Treasurer shall be deemed to be the office of the Chief Financial Officer of the Corporation whenever the signature of the Chief Financial Officer is required on any document or instrument, by the laws of the United States or any state, or elsewhere in the Bylaws, the Treasurer shall have authority to affix his signature in such capacity.

     Any Treasurer or Assistant Treasurer shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time designate.

     SECTION 14. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall record all the proceedings of the meetings of the Shareholders and the Board (including

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committees of the Board ) in books kept for that purpose. In his absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). He shall have such other duties and powers as may be designated from time to time by the Board or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his duties and responsibilities.

     Any Assistant Secretary shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time designate.

     SECTION 15. SALARIES. The salaries of the officers, if any, shall be fixed from time to time by the Board (or an appropriately designated committee of the Board ) and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

     SECTION 16. OTHER POWERS AND DUTIES. Subject to these Bylaws and to such limitations as the Board may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board or the Chief Executive Officer.

                                    ARTICLE V

                             SHARES OF CAPITAL STOCK

     SECTION 1. CERTIFICATES OF SHARES. Unless otherwise provided by the Board or by law, each Shareholder shall be entitled to a certificate of the Shares of the Corporation in such form as may from time to time be prescribed by the Board. Such certificate shall be signed by the Chairman of the Board of Directors, President or a Vice President and countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. All signatures on the certificate may be a facsimile, including those of any transfer agent or registrar. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue. Every certificate of Shares shall contain such legend as is described in the Articles of Incorporation.

     SECTION 2. TRANSFERS. Subject to the restrictions on transfer as described in the Articles of Incorporation and unless otherwise provided by the Board, Shares may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

     SECTION 3. RECORD HOLDERS. Except as may otherwise be required by law, by the Articles of Incorporation, or by these Bylaws, the Corporation shall be entitled to treat the record

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holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the Shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

     It shall be the duty of each Shareholder to notify the Corporation or its transfer agent of his post office address and any changes thereto.

     SECTION 4. RECORD DATE. In order that the Corporation may determine the Shareholders entitled to receive notice of or to vote at any meeting of Shareholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 90 days nor less than 10 days before the date of such meeting, nor more than 90 days prior to any other action. In such case, only Shareholders of record on such record date shall be so entitled, notwithstanding any transfer of Shares on the transfer books of the Corporation after the record date.

     If no record date is fixed: (a) the record date for determining Shareholders entitled to receive notice of or to vote at a meeting of Shareholders shall be the later of (i) the close of business on the day on which notice is mailed or (ii) the 30th day before the meeting; and (b) the record date for determining Shareholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

     SECTION 5. REPLACEMENT OF CERTIFICATES. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof upon such terms as the Corporation or its transfer agent may prescribe.

     SECTION 6. TRANSFER AGENTS AND REGISTRARS. SEI Investments Global Funds Services will serve as the transfer agent and registrar of the Shares of the Corporation, or the Board may, in its discretion, appoint one or more responsible banks, trust companies or other entity as the Board may deem advisable, from time to time, to act as transfer agents and registrars of the Shares. No certificate for Shares of stock shall be valid until countersigned by the transfer agent and registered by the registrar.

     SECTION 7. SHAREHOLDERS' ADDRESSES. Every Shareholder shall furnish the Secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to such Shareholder, and in default thereof, such Shareholder shall not be entitled to service or mailing of any such notice.

     SECTION 8. REPURCHASE OF SHARES OF STOCK. The Corporation may purchase its Shares and invest its assets in its own Shares, as provided in the Articles of Incorporation and as permitted by applicable law, provided that in each case the consent of the Board shall have been obtained.

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                                   ARTICLE VI

                                 INDEMNIFICATION

     SECTION 1. RIGHT TO INDEMNIFICATION. The Corporation shall, to the maximum extent permitted by the Maryland General Corporation Law, the 1940 Act, and any other applicable law as in effect from time to time (collectively, "Law"), indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former Shareholders, (b) any individual who is a present or former director or officer of the Corporation or (c) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former Shareholders, director or officer of the Corporation (an "INDEMNITEE"). The Corporation shall, to the maximum extent permitted by Law, provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (b) or (c) above (and such person shall also be deemed to be an "Indemnitee").

     SECTION 2. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation shall, to the maximum extent permitted by Law, provide such indemnification and advancement of expenses, with the approval of the Board of Directors, to any employee or agent of the Corporation or a predecessor of the Corporation (and such person shall also be deemed to be an "Indemnitee").

     SECTION 3. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under this Article V is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by an Indemnitee who is a present or former director to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses), it shall be a defense that such Indemnitee has not met the applicable standard of conduct set forth in the Maryland General Corporation Law. In addition, in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Indemnitee who is a present or former director has not met the applicable standard of conduct set forth in the Maryland General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or Shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Maryland General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or Shareholders) that the Indemnitee has not

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met such applicable standard of conduct, shall create a presumption that the
Indemnitee has not met the applicable standard of conduct. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.

     SECTION 4. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under these Bylaws, the Articles of Incorporation or any statute, agreement, vote of Shareholders or disinterested directors or otherwise.

     SECTION 5. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or any director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Law. However, any insurance purchased will not protect or purport to protect any officer or director against liabilities for willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

     SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall end on March 31 of each year or on such other date as may be fixed by the Board of Directors.

     SECTION 2. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Director action may be executed on behalf of the Corporation by the Chairman of the Board , if one is elected, the Chief Executive Officer the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board may authorize.

     SECTION 3. VOTING OF SECURITIES. Unless the Board otherwise provides, the Chairman of the Board , if one is elected, the Chief Executive Officer, the President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitutions at any meeting of Shareholders or Shareholders of any other corporation or organization, any of whose securities are held by this Corporation.

     SECTION 4. RESIDENT AGENT. The resident agent of the Corporation within the State of Maryland, is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore City, Maryland 21202. Said resident agent is a Maryland corporation

     SECTION 5. CORPORATE RECORDS. The original or attested copies of the Articles of

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Incorporation, Bylaws and records of all meetings of the incorporators,
Shareholders and the Board and the stock transfer books, which shall contain the names of all Shareholders, their record addresses and the amount of stock held by each, may be kept outside the State of Maryland and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent.

     SECTION 6. DEFINITIONS. As used in these Bylaws, the terms "Corporation," "Shares," and "Shareholders," shall have the same respective meanings assigned to them in the Articles of Incorporation. Any determination of beneficial ownership of securities under these Bylaws shall be made in the manner specified in the Articles of Incorporation.

     SECTION 7. AMENDMENTS. These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted by the Board in the manner provided in the Articles of Incorporation; PROVIDED that, neither the amendment nor repeal of Article VI, nor the adoption or amendment of any other provision of the Bylaws or Articles of Incorporation of the Corporation inconsistent with Article VI, shall apply to or affect in any respect the applicability of Article VI with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     SECTION 8. CONFLICT OF INTEREST. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders of the Corporation, and the contract or transaction as specifically approved in good faith by vote of such Shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee or the Shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

     SECTION 9. IMPACT OF 1940 ACT. Notwithstanding anything herein to the contrary, all provisions of these Bylaws shall be subject to, and construed such that they are not inconsistent with, applicable provisions of the 1940 Act.

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